EXHIBIT 12

                          IKON RECEIVABLES FUNDING, LLC
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                               Fiscal Year
                                                  Ended
                                               September 30,
                                                   2002
                                               -------------
Earnings
     Income before income taxes                   $20,201
     Add:
          Fixed charges                             8,323
                                                  -------
Earnings, as adjusted (A)                         $28,524
                                                  =======

Fixed charges
     Other interest expense, including
          interest on capital leases (B)          $ 8,323
                                                  =======

Ratio of earnings to fixed charges
     (A) divided by (B)                               3.4
                                                  =======